EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Stem Holdings, Inc.

We consent to the incorporation by reference in the Form 10 of Stem Holdings, Inc. as to our report dated January 26, 2017, with respect to the Balance Sheet of Stem Holdings, Inc. as of September 30, 2016 and the related Statements of Operations, Stockholders’ Equity and Statement of Cash Flows for the period from inception on June 7, 2016 through September 30, 2016.

/s/ L J Soldinger Associates LLC
Deer Park, Illinois
February 13, 2017